                                                                   EXHIBIT 10.54



                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT, as amended, modified or otherwise supplemented from time to time (this "AGREEMENT"), is made and entered into as of June 27, 2002 by and between THE CANOPY GROUP, INC., a Utah corporation ("LENDER"), and MTI TECHNOLOGY CORPORATION, a Delaware corporation ("BORROWER"), who, for good and valuable consideration, the adequacy and receipt of which is acknowledged, agree as follows.

                                    RECITALS

        A. Borrower desires to obtain from Lender a revolving line of credit loan of up to Seven Million Dollars ($7,000,000) for its working capital and other corporate purposes.

        B. Lender desires to grant the credit and credit accommodations requested by the Borrower on a revolving line of credit basis pursuant to the terms and conditions of this Agreement.

                                    ARTICLE 1
                                      LOAN

        1.1 Revolving Loan. Subject to the terms and conditions hereof, Lender has established a Loan on a revolving credit basis from which Borrower may obtain a "LOAN" or collectively, "LOANS" from time to time from Lender up to Seven Million Dollars ($7,000,000) (the "CREDIT LIMIT"). All advances for a Loan or Loans thereunder shall be evidenced by the Promissory Note in the form of EXHIBIT A attached hereto (the "NOTE"). The closing of this Loan Agreement shall occur on the date that all of the conditions of funding have been met pursuant to Section 3.4 (the "CLOSING DATE"). Lender shall make an initial Loan of Two Million Dollars ($2,000,000) on the Closing Date (the "INITIAL LOAN"). The Borrower may borrow, pay and reborrow Loan funds until the Maturity Date. Borrower agrees to repay all amounts borrowed on any Loan or Loans pursuant to this Agreement and in accordance with the terms of the Note.

        1.2 Loan Advances. Borrower may obtain advances after the Initial Loan on the following basis until the Maturity Date or unless the Borrower is in default under this Agreement which advances may be up to the Credit Limit, upon the following conditions:

               a. Borrower shall submit to Lender a written Loan request executed solely the Authorized Agents whose names and specimen signatures are at the end of this Agreement, or as hereafter provided by the Borrower. The revocation of the authorization may be made only upon written notice to lender.

               b. A request for a Loan advance shall be made to Lender at least two (2) business days before the requested disbursement and providing Lender (i) the date the Loan is requested; (ii) the amount of the Loan; (iii) the proposed payment date; and
(iv) the purpose of the Loan.

        1.3 Loan Fees. Borrower shall pay to Lender a fee of $5,000 for the Loans and this Agreement which may be paid from a Loan.

        1.4 Collateral. In addition to any other collateral described in any other documents executed in connection with the Loans (which documents, together with this Agreement, the Note and the other documents executed in connection with this Agreement, constitute the "LOAN DOCUMENTS"), the Loans shall be secured by a perfected security interest in "COLLATERAL" as that term is defined in the form of Security Agreement attached hereto as EXHIBIT B.

        1.5 Maturity Date. All Loans shall be due and payable in full on or before June 30, 2003 (the "MATURITY DATE"). The Lender's obligation to grant Loans or advance Loan proceeds to Borrower shall terminate on the Maturity Date.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

        Borrower makes the following representations and warranties to Lender as of the date hereof and as of the Closing Date:

        2.1 Organization and Qualification. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Except as set forth on Exhibit C, Borrower is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification and where the failure to be so qualified could reasonably be expected to have a material adverse effect on the business, assets, operations, or financial condition of Borrower ("MATERIAL ADVERSE EFFECT"). Borrower has the full power and authority to own its properties and to conduct the business in which it engages and to enter into and perform its obligations under the Loan Documents, and all agreements, documents, obligations, and transactions contemplated by this Agreement.

        2.2 Authorization. The execution, delivery, and performance by Borrower of the Loan Documents and all agreements, documents, obligations, and transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Borrower and are not inconsistent with Borrower's organizational documents or any resolution of the Board of Directors of Borrower, do not and will not contravene any provision of, or constitute a default under, any material indenture, mortgage, contract, or other instrument to which Borrower is a party or by which Borrower is bound. Upon their execution and delivery, the Loan Documents will constitute legal, valid, and binding agreements and obligations of Borrower and are enforceable in accordance with their terms.

        2.3 Pending Litigation. Except as disclosed in Exhibit C, there is no action, suit or proceeding pending or to the best of Borrower's knowledge, threatened, against or affecting Borrower or the Collateral, in any court of law or equity or before any governmental or quasi-governmental instrumentality, whether federal, state, county or municipal, which would have a Material Adverse Effect on Borrower's ability to perform under the Loan Documents.

        2.4 Financial Statements and Other Information. Any and all financial statements delivered to Lender by Borrower are accurate, complete, prepared in good faith, and accurately present the financial condition of Borrower and reflect accurately Borrower's assets, properties, and results of operation of Borrower's business as of the dates thereof. No material adverse change has occurred in the financial condition of Borrower reflected therein since June 1, 2002 and no additional borrowings have been made by Borrower since June 1, 2002 other than the borrowing contemplated hereby, or approved by Lender.

        2.5 Collateral. Borrower has sole title to the Collateral. Borrower neither owns nor possesses any interest of any kind in any assets which have not been disclosed to Lender.

        2.6 Commission Filings. Borrower has properly and timely filed with the Securities and Exchange Commission (the "COMMISSION") all reports, proxy statements, forms and other documents required to be filed with the Commission (the "COMMISSION FILINGS"). As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act of 1933 (the "SECURITIES ACT") or the Securities and Exchange Act of 1934, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings, and (ii) none of the Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Borrower included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements permitted by under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Borrower and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

        3.1 Delivery of Loan Documents. All of the Loan Documents requested by Lender have been fully executed and the original executed documents delivered to Lender.

        3.2 Opinion of Counsel. Lender shall have received an opinion from Borrower's counsel as to all matters set forth above in Sections 2.1, 2.2 except as to enforceability and 2.3, in a form satisfactory to Lender.

        3.3 Recording and Filing of Loan Documents. All of the Loan Documents that require filing or recording have been submitted for filing so that all of the liens and security interests granted to Lender in connection with the Loan will be properly created and perfected as described herein.

        3.4 Conditions Precedent Not Met. Notwithstanding anything to the contrary contained in the Loan Documents, Lender will not be obligated to advance any funds, including the Initial Loan, to Borrower until the requirements under Sections 3.1 through 3.3 have been satisfied.

        3.5 Other Conditions. The Lender's obligation to make a Loan or Loans under this Agreement as requested by Borrower is subject to the conditions precedent that (i) no Event of Default, as set forth in this Agreement or in any other Loan Document, has occurred, (ii) there is no event which, with notice or lapse of time or both, would become such an Event of Default, shall have occurred, (iii) the representations and warranties of Borrower herein expressed shall be true on and as of the date of making of each Loan with the same force and effect as if made on and as of such date and upon request of Lender, Borrower shall so certify to Lender; and (iv) there are no actions, suits or proceedings pending or to Borrower's knowledge and warranties threatened against or affecting Borrower which if adversely determined would impair the ability of Borrower to pay the Loan or other previously granted Loans or otherwise perform obligations owing to Lender under this Agreement and for any of the Loans.

                                    ARTICLE 4
                              COVENANTS OF BORROWER

        Borrower agrees and covenants with Lender as follows:

        4.1 Further Documentation. Upon Lender's written request and at Borrower's sole expense, Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining, giving notice of, protecting, preserving and perfecting the security interests granted under this Agreement, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (the "CODE") in effect in any jurisdiction with respect to the security interests created hereby, the recording of the security interests granted hereunder in any intellectual property with the appropriate governmental or other authorities in any jurisdiction. Borrower hereby authorizes Lender to file for record each financing statement it deems necessary in each jurisdiction in order to perfect the security interest granted to Lender in the Loan Documents. Borrow agrees that, upon request from Lender, Borrower will deliver to Lender such other evidence of Borrower's good standing and authority and a copy of an original certificate of resolutions of Borrower acceptable to Lender.

        4.2 Maintenance of Records. Borrower will keep and maintain records of the Collateral. For Lender's further security, Lender will have a security interest in all of the books and records of Borrower pertaining to the Collateral.

        4.3 Limitation on Dispositions of Collateral. Borrower will use all commercially reasonable efforts to preserve the Collateral without material impairment while conducting its business in the ordinary course in a manner that is consistent with Borrower's past business practices. Borrower will not, through any license, encumbrance, assignment, transfer or disposition of any of the Collateral, any creation of obligations of Borrower, or any other action, (i) avoid or seek to avoid the observation or performance of any of the terms to be observed or performed by Borrower under any Loan Document, (ii) materially impair the benefit of any Loan Document or the Collateral to Lender, or (iii) materially and adversely affect Lender's ability to operate, or obtain the financial or economic benefit of, the Collateral in accordance with the terms of the Loan Documents. Borrower will at all times in good faith take, and assist in taking, all such action as may be necessary or appropriate to protect Lender's rights under the Loan Documents from impairment and to preserve for Lender's benefit the value of the Collateral.

        4.4 Payment of Taxes and Assessments. Borrower will pay prior to delinquency all taxes and assessments assessed against, levied upon or placed against the Collateral.

        4.5 Insurance. Borrower shall maintain insurance with respect to the Collateral and its business in accordance with the insurance standards and practices adhered to generally by owners of like collateral. All insurance policies shall be with companies reasonably acceptable to Lender, shall contain loss payable clauses in favor of Lender (or name Lender as the loss payee), and shall provide that coverage cannot be canceled, modified, or diminished in any manner without at least thirty (30) days' prior written notice to Lender. Trustor shall provide evidence reasonably satisfactory to Lender that such insurance has been obtained and remains in place.

        4.6 Financial Statements. Borrower covenants that it shall provide Lender all reports, proxy statements, forms and other documents filed with the Commission within three (3) days of their filing with the Commission and with such other financial statements and reports as Lender may reasonably request, and that such statements and reports shall be prepared in good faith, and shall fully and fairly represent Borrower's financial condition and the results of its operations for the period or periods covered. As to all financial statements and reports which Borrower has furnished or may in the future furnish to Lender, Borrower acknowledges and agrees that such annual financial statements shall be audited and that it has a contractual obligation to ensure that such statements and reports are accurate and complete. If any financial statements and reports are not timely provided to Lender, and Lender determines to notify Borrower, in writing, that the same have not been timely provided, then Borrower shall have thirty (30) days from the date of Lender's written notice to deliver the delinquent financial statements or reports to Lender. Nothing in this Section shall be construed to require that Lender give Borrower the written notice and the additional thirty (30) day grace period to provide delinquent financial reports as described above. Nothing in this Section shall be construed to alter, impair or infringe upon Lender's right to declare an Event of Default as provided in this Agreement or to alter or extend the time limits for cure of a non-monetary default as provided in this Agreement.

        4.7 Tax Returns. Borrower shall (1) file all applicable federal, state, and local tax returns or other statements required to be filed in connection with its business, including those for income taxes, sales taxes, property taxes, payroll taxes, payroll withholding amounts, FICA contributions, and similar items; (2) maintain appropriate reserves for the accrual of the same; and (3) pay when due all such taxes, or sums or assessments made in connection therewith. Provided, however, that (until distraint, foreclosure, sale, or similar proceedings have been commenced) nothing herein will require Borrower to pay any sum or assessment, the validity of which is being contested in good faith by proceedings diligently pursued and as to which adequate reserves have been made.

        4.8 Negative Covenants. Notwithstanding anything herein to the contrary, and as long as amounts under the Note, or the obligation of Lender to advance amounts under this Agreement remain outstanding, Borrower agrees not to do any of the following without Lender's prior written consent:

               a. Repurchase Capital Stock. Repurchase any shares of capital stock of Borrower other than from former employees of Borrower or a subsidiary of Borrower under terms approved by the Board.

               b. Dividends and Distributions. Pay any distributions to Borrower's stockholders.

               c. Purchase or Sale of Assets. Purchase or sell any assets outside the ordinary course of business that, in the aggregate, exceed a value of $500,000.

               d. Sale and Leaseback. Sell, transfer or otherwise dispose of any real or personal property to any person and thereafter directly or indirectly lease back the same or similar property, outside the ordinary course of business that, in the aggregate, exceed a value of $100,000.

               e. No Liens on Collateral. Create, incur or permit to exist or to continue to exist, any lien, claim, security interest or encumbrance on or to any of the Collateral, other than the interests granted to Lender under the Loan Documents and liens, claims, security interests and encumbrances granted prior to the Closing Date.

               f. Additional Encumbrances. Create or incur or suffer to be created or incurred any encumbrance, mortgage, pledge, or charge of any kind upon any Collateral that, in the aggregate, exceed a value of $100,000.

               g. Additional Debt or Guarantees. Create or incur or suffer to be created or incurred any debt of any kind in an amount that exceeds an aggregate amount of $100,000, except that Borrower may incur debt to acquire inventory in the ordinary course of business.

               h. No Change in Location, Name, etc. Move any Collateral (other than as otherwise permitted in the Loan Documents) from their current location or change Borrower's name, identity, structure or state of incorporation to such an extent that any financing statement or other Loan Document filed by Lender would become misleading or inaccurate.

               i. Mergers. Merge or consolidate with or into any other corporation, or other entity, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets, except in the ordinary course of business.

               j. Investments. Make any loan or advance to any person, entity or organization or purchase or otherwise acquire any capital stock, assets, obligations or other securities or, make any capital contributions to, or otherwise invest in or acquire any interest in any person, or participate as a partner or joint venture with any other person entity or organization, except:
(1) direct obligations of the United States or any agency thereof with maturities of one year or less form the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A- I" by Standard & Poor's Corporation or "P- I" by Moody's Investors Service, Inc.: (3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of Fifty Million Dollars ($50,000,000); (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower.

               k. Transactions with Affiliates. Enter into any transactions, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or exchange of property or the rendering of any service, with Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arms length transaction with a Person which is not an Affiliate. For purposes of this Agreement, "Affiliate" shall mean means any person or entity directly or indirectly controlling, controlled by or under common control with the Company.

               l. Amendment to Organizational Documents. Amend or alter Borrower's Articles of Incorporation or Bylaws.

               m. Issuance of Stock. Issue or agree to issue any capital stock of Borrower or instruments convertible into capital stock of Borrower, except that Borrower may grant options and issue stock pursuant to Borrower's stock option plan, and fulfill any debt obligations, warrants or convertible instruments that are outstanding as of the date of this Agreement.

        4.9 Required Notices. Borrower shall give Lender prompt written notice of the following:

               a. Any litigation or claims of any kind which might subject Borrower to any liability in an aggregate amount in excess of $50,000, whether covered by insurance or not, and any litigation involving any Collateral which could reasonably be expected to have a Material Adverse Effect.

               b. All complaints made and demand letters sent by any governmental agency that could reasonably be expected to have a Material Adverse Effect on the Borrower or the Collateral.

               c. Any material default under any material contract to which Borrower is a party or acceleration of any other material indebtedness of Borrower.

               d. Any event or conditions which constitute an Event of Default or, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

               e. Any change that constitutes a Material Adverse Effect.

        4.10 Reports. Borrower shall keep Lender fully informed as to the status of Borrower's business by delivering to Lender, upon the written request of Lender, copies of quarterly operating statements (disbursements, receipts, inventory, sales, etc.), and any other reports regarding the Borrower's business that Borrower has prepared or that Lender reasonably requests.

        4.11 Expenses. All outside counsel legal fees and out of pocket expenses of Lender incurred in connection with negotiating, documenting, processing, consummating or servicing the Loan and the Loan Documents, not to exceed $5,000, shall be paid by Borrower out of Loan proceeds and may be deducted therefrom by Lender. Borrower agrees to pay all reasonable expenses, including reasonable attorneys fees and other legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving Borrower, any Collateral or the Loan Documents, including, without limitation, reasonable expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral or relating to any plan of reorganization.

                                    ARTICLE 5
                                EVENTS OF DEFAULT

        5.1 Event of Default. The occurrence of any of the following events or the existence of any of the following conditions shall constitute an event of default ("EVENT OF DEFAULT") under this Agreement:

               a. Default in Payment. If Borrower fails to make any payment due and payable within ten (10) days of the due date thereof under the terms of the Note, this Agreement or any other Loan Document.

               b. Representations and Warranties. If any of the representations and warranties made by Borrower shall be false or misleading in any material respect when made.

               c. Covenants. If Borrower shall be in material default under any of the material terms, covenants, conditions, or obligations under any Loan Document or any other agreement with the Lender for a non-monetary default and such default is not cured within thirty (30) days written notice to Borrower.

               d. Dissolution. If Borrower's business is suspended or terminated or Borrower fails to continue to operate its business in the ordinary course.

               e. Receiver. If a receiver, trustee, or custodian is appointed for any part of the Collateral, or any part of the Collateral (as that term is defined in the Security Agreement) is assigned for the benefit of creditors.

               f. Impairment to Lien. If at any time any Loan Document creating a lien on any of the Collateral may be impaired by any material lien, encumbrance or other defect granted or created after the date of this Agreement.

               g. Bankruptcy. If a petition in bankruptcy is filed against Borrower, and such petition is not dismissed within ninety (90) days of filing, a petition in bankruptcy is filed by Borrower or a receiver, trustee or custodian of any part of the Collateral is appointed; or if Borrower files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal, or makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction.

               h. Judgment or Attachment. If a final judgment is entered against Borrower or any attachment be made for an amount in excess of $100,000 and such judgment or attachment is not paid or otherwise fully satisfied within thirty
(30) days of the date it is entered.

               i. Other Default. Lender otherwise in good faith deems itself to be insecure, or the value of the Collateral to have significantly declined from the date hereof, or the prospect of timely payment or performance to be impaired, provided, however, Lender shall have given Borrower written notice of the grounds thereof, and Borrower shall have failed to correct such matter or given Lender other assurance satisfactory to Lender within thirty (30) days thereof.

                                    ARTICLE 6
                                    REMEDIES

        6.1 Termination and Acceleration; Remedies. Upon the occurrence of an Event of Default, all obligations of Lender under this Agreement, and under the other Loan Documents at the election of Lender, shall cease and terminate and Lender may declare all amounts outstanding under the Note and other Loan Documents immediately due and payable and may seek recovery for the Loan and realize upon the Collateral and may take any action to which it is entitled under the Loan Documents, at law or in equity. Upon the occurrence of an Event of Default, Lender may declare the entire unpaid principal balance of the Note thereon to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may, in its sole discretion, suspend or terminate any obligation it may have hereunder to make additional Loans. Borrower agrees to indemnify, defend and hold harmless Lender from and against any and all claims, expenses, losses, and liabilities incurred by Lender with respect to the exercise of any of its rights or remedies, except such matters arising from Lender's gross negligence or willful misconduct. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement and the Note. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

        6.2 Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the other Loan Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted in the Loan Documents, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient. Any waiver, forbearance or delay by Lender in exercising any of its rights, remedies, and powers shall not be deemed to be a waiver of such rights, remedies and powers and the exercise or partial exercise of any right, remedy, or power, and shall not preclude the further exercise of such right, remedy, and power and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Lender.

        6.3 Attorney-in-Fact. Upon the occurrence of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and perform any act such as referred to herein in the name and on behalf of Borrower. This power of attorney is irrevocable and is coupled with an interest.

                                    ARTICLE 7
                                  MISCELLANEOUS

        7.1 Non-Waiver. No advance of Loan proceeds under this Agreement shall constitute a waiver of any of the conditions to be performed by Borrower and in the event Borrower is unable to satisfy any such conditions Lender shall not be precluded from declaring such failure to be an Event of Default.

        7.2 Survival. All representations, warranties and covenants of Borrower shall survive the making of a Loan and all Loans and the provisions of this Agreement shall be binding upon Borrower, Borrower's successors and assigns and inure to the benefit of Lender, Lender's successors and assigns.

        7.3 Derivative Rights. Any obligation of Lender to make disbursements under this Agreement is imposed solely and exclusively for the benefit of Borrower and no other person, firm or corporation shall, under any circumstances, be deemed to be a beneficiary of such condition, nor shall it have any derivative claim or action against Lender.

        7.4 Conflict. The Loan Documents shall be subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement. In the event there is any conflict between the terms and conditions of this Agreement and any other Loan Document, this Agreement shall prevail.

        7.5 Assignment. Lender may assign the Loan Documents, in whole or in part, to any other person, firm or corporation provided that all provisions of this Agreement shall continue to apply in conjunction with the other Loan Documents. In the event of such assignment, it shall be deemed to have been made in pursuance of this Agreement and not to be a modification of this Agreement, and the disbursements and advances subsequently made shall be governed by the Loan Documents. Borrower shall not assign this Agreement, or any interest of Borrower in or to this Agreement, the Loan proceeds, or any of the Loan Documents without the prior written consent of Lender. Any dissolution of Borrower, whether by operation of law or otherwise, without the prior written consent of Lender shall be assumed to be an assignment in violation of this Section.

        7.6 Notices. All notices shall be in writing and shall be deemed to have been sufficiently given or served when personally delivered, deposited in the United States mail, by registered or certified mail, or deposited with a reputable overnight mail carrier which provides delivery of such mail to be traced, addressed as follows:

        Lender:                     The Canopy Group, Inc.
                                    333 South 520 West, Suite 300
                                    Lindon, UT 84042
                                    Attention: President and CEO

        With copies (that shall
        not constitute notice)
        to:                         The Canopy Group, Inc.
                                    333 South 520 West, Suite 300
                                    Lindon, UT 84042
                                    Attention: Brent Christensen

        Borrower:                   MTI Technologies Corporation
                                    4905 E. La Palma
                                    Anaheim, California 92807
                                    Attention: Mark Franzen

        With copies (that shall
        not constitute notice)
        to:                         Morrison & Foerster LLP
                                    19900 MacArthur Boulevard
                                    Irvine, California  92612-2445
                                    Attention: Tamara Tate

Such addresses may be changed by notice to the other party given in the same manner provided in this Section.

        7.7 Terms. Whenever used in this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

        7.8 Invalidity. The invalidity of any one or more or any part of the conditions, covenants, articles, sections, phrases or sentences of this Agreement shall not affect the remaining portions of this Agreement.

        7.9 Governing Law; Consent to Jurisdiction. This Agreement and all matters relating to this Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Utah. Each of the parties submits to the jurisdiction of any state or federal court sitting in Salt Lake County, Utah, in any action or proceeding arising out of or relating in any way to this Agreement or any other matter arising between the parties and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or any other matter arising between the parties in any other court. Each of the parties waives any defense, including without limitation any defense of inconvenient forum, to the maintenance of any action or proceeding so brought.

        7.10 No Partnership. Nothing contained in this Agreement or in any of the other Loan Documents shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as it may exercise its rights and remedies provided in the Loan Documents.

        7.11 Attorneys' Fees. Upon the occurrence of an Event of Default, Lender may employ an attorney or attorneys to protect Lender's rights under this Agreement, and Borrower shall pay Lender reasonable attorneys' fees and costs actually incurred by Lender, whether or not action is actually commenced against Borrower by reason of such breach. Borrower shall also pay to Lender any reasonable attorneys fees and costs incurred by Lender with respect to any insolvency or bankruptcy proceeding or other action involving Borrower. If Lender exercises the power of sale contained in any Loan Document or initiates foreclosure proceedings, Borrower shall pay all costs reasonably incurred and reasonable attorney fees and costs as provided in the Loan Documents.

        7.12 Waiver of Claims. Borrower represents as of the Closing Date that Borrower has no defenses to or setoffs against any indebtedness or other obligations owing to Lender for any reason whatsoever.

        7.13 Severability of Invalid Provisions. With respect to this Agreement and all other Loan Documents, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        7.14 Integrated Agreement and Subsequent Amendment. The Loan Documents, and the other agreements, documents, obligations, and transactions contemplated by this Agreement constitute the entire agreement between Lender and Borrower with respect to the subject matter of these agreements, and may not be altered or amended except by written agreement signed by Lender and Borrower. All prior and contemporaneous agreements, arrangements and understandings between the parties to this Agreement as to the subject matter of this Agreement, are, except as otherwise expressly provided in this Agreement, rescinded.

        7.15 Confidentiality. The Lender acknowledges and understands, and will advise its directors, employees, agents or other representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. In addition, the Lender agrees to hold in confidence, and will not use or disclose to others, any confidential information received by the Lender from the Borrower, including but not limited to nonpublic financial or other information, for the purposes of buying or selling any securities of the Borrower in violation of the restrictions imposed by the United States securities laws on the purchase or sale of securities.

        7.16 Authorized Agents. The following are the names, titles and specimen signatures of those persons entitled to request Loan advances under this
Agreement:

      Name                      Title                         Signature
      ----                      -----                         ---------
Thomas Raimondi          Chief Executive Officer         /s/ Thomas Raimondi
                                                         ----------------------

Mark A. Franzen          Chief Financial Officer         /s/ Mark A. Franzen
                                                         ----------------------


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                               LENDER:

MTI TECHNOLOGY CORPORATION              THE CANOPY GROUP, INC.

By: /s/ Mark A. Franzen                 By: /s/ Ralph Yarro
    -----------------------------           ----------------------------------
Name: Mark A. Franzen                   Name: Ralph Yarro
      ---------------------------             --------------------------------
Title: Chief Financial Officer          Title: President
       --------------------------              -------------------------------





                    [SIGNATURE PAGE TO LOAN AGREEMENT BETWEEN
             MTI TECHNOLOGY CORPORATION AND THE CANOPY GROUP, INC.]

                                    EXHIBIT A
                                  FORM OF NOTE

                                 PROMISSORY NOTE

$7,000,000                                                         June 27, 2002
                                                             ANAHEIM, CALIFORNIA


        FOR VALUE RECEIVED, MTI TECHNOLOGY CORPORATION, a Delaware corporation ("COMPANY"), hereby promises to pay to the order of THE CANOPY GROUP, INC. ("LENDER") the principal sum of Seven Million and no/100 Dollars ($7,000,000.00), or such other greater or lesser amount as may be outstanding, together with accrued interest thereon as provided below, on or before the Maturity Date (as that term is defined in Section 1 below) at the offices of Lender, or at such other address as Lender may specify in writing. This Note is issued in connection with that certain Loan Agreement by and between Company and Lender dated as of an even date herewith (the "Loan Agreement")

        1. "Maturity Date" shall mean June 30, 2003 for all advances on this Note.

        2. Interest shall accrue on the unpaid principal amount of this Note at the rate of nine percent (9%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days and shall be payable to Lender within three days of the end of each calendar quarter; provided, however, that in the event of an Event of Default pursuant to Section 8, below, interest shall accrue at a rate of twelve percent (12%) per annum or, if such rate is prohibited by applicable law, the highest interest rate permitted by applicable law.

        3. Company's obligations under this Note are secured by the collateral described in that certain Security Agreement between Company and Lender dated as of the date hereof (the "Security Agreement" and, together with this Note and the Loan Agreement the "Loan Documents"). A UCC Financing Statement will be filed to perfect the security interest granted therein.

        4. Company may prepay this Note at any time, in whole or in part. Acceptance by Lender of any partial payment shall not be deemed to constitute a waiver by Lender to require prompt payment of the Note on the Maturity Date, or as otherwise provided herein. Any partial payment will be applied (a) first, to the payment of accrued interest, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal.

        5. This Note evidences a revolving line of credit. Advances on the revolving line of credit may be requested by the authorized agents as provided in the Loan Agreement. Lender may, but need not, require that all oral requests be confirmed in writing. Upon the Company's request for an advance pursuant to the conditions set forth in the Loan Agreement, Lender shall deliver such requested amount to Borrower. The Company agrees to be liable for all sums advanced in accordance with the instructions of its officers or authorized persons. The unpaid principal balance owing on this Note at any time may be evidenced by Lender's records for the Loans, endorsements on this Note, or by a Schedule attached to this Note. Notwithstanding anything to contrary contained in this Note, in no event shall Lender be obligated to advance and have outstanding at any one time more than a total amount of principal exceeding $7,000,000. Notwithstanding anything to the contrary contained in this Note or the Loan Agreement, Lender has no obligation to make advances under this Note if the Company is in default under any of the Loan Documents.

        6. In the event of any action to enforce payment of this Note, in addition to all other relief, the prevailing party in such action shall be entitled to reasonable attorneys' fees and expenses.

        7. Company hereby waives presentment, protest and demand, notice of protest, demand, nonpayment or dishonor.

        8. The occurrence of any of the following conditions shall constitute an event of default ("Event of Default") under this
               Note:

                      a. Default in Payment. If Company fails to make any
               payment due and payable within ten (10) days of the due date under the terms of the Loan Documents.

                      b. Loan Documents. If Company shall be in material default as provided in the Loan Agreement.

                      c. Bankruptcy. If a petition in bankruptcy is filed
               against Company, and such petition is not dismissed within sixty
               (60) days of filing, a petition in bankruptcy is filed by Company or a receiver, trustee or custodian of any part of the Collateral is appointed; or if Company files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal, or makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction.

               In the event of an Event of Default under this Section 8, Lender shall, in addition to any other remedies allowed by law, by written notice to Company, be entitled to accelerate all unpaid principal and interest under this Note and to exercise all remedies provided in the Loan Agreement and/or available at law and in equity. Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.

        9. This Note is to be governed by and construed in accordance with the laws of the State of Utah.

        10. As of the date of this Note, Company hereby represents and warrants to Lender that Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and to issue this Note and the Security Agreement.

        11. Company shall pay to Lender the reasonably attorneys' fees and costs incurred by Lender in connection to the issuance of this Note and the Security Agreement and the advancement of funds hereunder.

        IN WITNESS WHEREOF, this Note is hereby executed as of the date first set forth above:

                                        MTI TECHNOLOGY CORPORATION


                                        By:_____________________________
                                        Name:
                                        Title:

                                    EXHIBIT B
                         FORM OF MTI SECURITY AGREEMENT

                               SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (the "Security Agreement") is entered into as of June 27, 2002, by and between MTI Technologies Corporation, a Delaware corporation ("Company"), and The Canopy Group, Inc., a Utah corporation ("Secured Party")

                                    RECITALS

        A. Company has borrowed funds from Secured Party pursuant to the terms of a Loan Agreement (the "Loan Agreement") and evidenced by a Promissory Note (as amended, modified or otherwise supplemented from time to time, the "Note"), both as of even date herewith.

        B. As security for its repayment obligations under the Note, Company has agreed to grant Secured Party a security interest in the Collateral described below.

        NOW, THEREFORE, to that end and in consideration of the premises, covenants and agreements set forth below, and the mutual benefits to be derived from this Security Agreement, and other good and valuable consideration, the parties hereto agree as follows:

        1. SECURITY INTEREST. To secure the "Obligations" (as defined below), Company hereby transfers, conveys, assigns, and grants to Secured Party a security interest in all right, title and interest of Company in and to all of Company's assets now owned or hereafter acquired and all proceeds, and products therefrom and improvements and accessions thereto, including without limiting the generality of the foregoing, the following items (hereinafter, collectively, the "Collateral"):

               (a) GENERAL INTANGIBLES. All of Company's General Intangibles, now existing or hereafter arising or acquired, together with the proceeds therefrom. As used herein, the term "General Intangibles" means any "general intangibles," as such term is defined in the UCC, including all personal property (including things in action) other than goods, accounts, chattel paper, documents, instruments, and money, and includes, but is not limited to, business records, deposit accounts, inventions, intellectual property, designs, patents, patent applications, trademarks, trademark applications, trademark registrations, service marks, service mark applications, service mark registrations, trade names, goodwill, technology, know-how, confidential information, trade secrets, customer lists, supplier lists, copyrights, copyright applications, copyright registrations, licenses, permits, franchises, tax refund claims, and any letters of credit, guarantee claims, security interests, or other security held by Company to secure any "Accounts" (as hereinafter defined).

               (b) ACCOUNTS (INCLUDING ACCOUNTS RECEIVABLE). All of Company's Accounts, whether now existing or hereafter arising or acquired, together with the proceeds therefrom. As used herein, the term "Accounts" means any "account" and any "right to payment" as such terms are defined in the UCC, and any right of Company to receive payment from another person or entity, including payment for goods sold or leased, or for services rendered, no matter how evidenced or arising, and regardless of whether yet earned by performance. It includes, but is not limited to, accounts, accounts receivable, contract rights, contracts receivable, purchase orders, notes, drafts, acceptances, all rights to payment earned or unearned under any contract and all rights incident to the contract, and other forms of obligations and receivables.

               (c) INVENTORY. All of Company's Inventory, whether now owned or hereafter acquired, together with the products and proceeds therefrom and all packaging, manuals, and instructions related thereto. As used herein, the term "Inventory" means any "inventory," as such term is defined in the UCC, including all goods, merchandise, and personal property held for sale or leased or furnished or to be furnished under contracts of service, and all raw materials, work in process, or materials used or consumed in Company's business, wherever located and whether in the possession of Company, Company a warehouseman, a bailee, or any other person.

               (d) EQUIPMENT. All of Company's Equipment, now owned or hereafter acquired, together with the products and proceeds therefrom, and all substitutes and replacements therefor. As used herein, the term "Equipment" means any "equipment" as such term is defined in the UCC, and includes all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in Company's business, all accessions, attachments, and other additions thereto, all parts used in connection therewith, all packaging, manuals, and instructions related thereto, and all leasehold or equitable interests therein.

               (e) GOODS. All of Company's Goods (other than Inventory and Equipment), now owned or hereafter acquired, together with the products and proceeds therefrom, and all substitutes and replacements therefor. "Goods" means any "goods," as such term is defined in the UCC.

               (f) FIXTURES. All of Company's interest in and to all fixtures and furnishings, now owned or hereafter acquired, together with the products and proceeds therefrom, all substitutes and replacements therefor, all accessories, attachments, and other additions thereto, all tools, parts, and supplies used in connection therewith, and all packaging, manuals, and instructions related thereto, located on or attached to Company's business premises.

               (g) CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS. All of Company's right, title, and interest in any chattel paper, deposit accounts, investment property, documents, or instruments, as such terms are defined in the UCC, now owned or hereafter acquired or arising, or now or hereafter coming into the possession, control, or custody of either Trinity, Company or Secured Party, together with all proceeds therefrom.

               (h) RECORDS. All of Company's computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning the Collateral.

        2. OBLIGATION. The security interest granted hereunder is given as security for the payment and performance of all indebtedness and obligations owed by Company and Company to Secured Party, whether now existing or hereafter incurred, under or in connection with or evidenced by the Notes, the Loan Agreement, and/or this Security Agreement, together with all extensions, modifications, or renewals of any of the foregoing, including, without limitation, all unpaid principal of the Notes, all interest accrued thereon, all fees and all other amounts payable by Company to Secured Party thereunder or in connection therewith (hereinafter referred to, collectively, as the "Obligations").

        3. PROCEEDS; UCC TERMS. As used in this Security Agreement, the term "proceeds" means all products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the Collateral, all property received wholly or partly in trade or exchange for any of the Collateral, all leases of any of the Collateral, and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of any of the Collateral or any interest therein. As used in this Agreement, "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Utah; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the security interests of Secured Party on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Utah, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

        4. TITLE; FILING. Company warrants that, (i) Company is the owner of the Collateral free and clear of all liens, claims, and encumbrances except for Permitted Liens ("Permitted Liens") set forth on Exhibit A or, (ii) in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof, free and clear of all liens, claims and encumbrances except for Permitted Liens. Company covenants that so long as any portion of the Obligation remains unpaid, Company will not permit to be filed or file a financing statement or security agreement covering the Collateral to anyone other than Secured Party, except with respect to Permitted Liens or as unanimously approved by Company's board of directors. Company authorizes Secured Party to file one or more financing statements or supplements thereto or other instruments as Secured Party may from time to time require to comply with the Uniform Commercial Code or other applicable law to preserve, protect and enforce the security interest of Secured Party and to pay all costs of filing such statements or instruments. Company will cooperate with Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chatter paper, and will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party's security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party. Company will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

        5. CARE OF COLLATERAL. Company will keep in effect all material licenses, permits and franchises required by law or contract relating to Company's business (if applicable), property, or the Collateral; maintain insurance on the Collateral; keep the Collateral in good repair and be responsible for any loss or damage to it; at all times warrant and defend Company's ownership and possession of the Collateral; keep the Collateral free from all liens, claims, encumbrances and security interests, other than Permitted Liens; pay when due all taxes, license fees, and other charges upon the Collateral or upon Company's business, property or the income therefrom; not enter into any agreement (including any license or royalty agreement) pertaining to any of its intellectual property, including patents, copyrights, trademarks, service marks and trade names, except for non-exclusive licenses in the ordinary course of business; immediately notify Secured Party if Company holds or acquires (i) any commercial tort claims, (ii) any chattel paper, including any interest in any electronic chattel paper, or (iii) any letter-of-credit rights; and not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Security Agreement or of any insurance coverage in any material respect. Loss of, damage to, or uncollectability of the Collateral or any part thereof will not release Company from any of their obligations hereunder.

        6. DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Security Agreement:

               (a) DEFAULT IN LOAN AGREEMENT. An Event of Default occurs under the Loan Agreement;

               (b) REPRESENTATIONS AND WARRANTIES. If any of the representations and warranties made by Company herein or by Company in the Notes shall be false or misleading in any material respect when made;

               (c) COVENANTS. If Company shall be in material default under any of the terms, covenants, conditions, or obligations of this Security Agreement and such default shall not have been cured within thirty (30) days of Company's receipt of Secured Party's written notice of default;

               (d) IMPAIRMENT TO LIEN. If at any time the Collateral may be impaired by any lien, encumbrance or other defect other than the Permitted Liens, and such lien, encumbrance or defect shall not have been removed within thirty (30) days of Company's receipt of Secured Party's written notice thereof; or

               (e) INCONSISTENT TRANSFER. If at any time Company transfers an interest in any of the Collateral contrary to the provisions hereof without the prior written consent of Secured Party other than in the ordinary course of business, and such interest in the Collateral shall not have been retransferred or restored within thirty (30) days of Company's receipt of Secured Party's written notice thereof.

        Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.

        7. REMEDIES. Upon the occurrence of an Event of Default and during the continuance of any such default at any time thereafter, Secured Party shall, by written notice to Company, be entitled to all rights and rights as provided in the Loan Agreement, including but not limited to, the remedies of a secured party under the UCC or other applicable law. Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 7 or otherwise in connection with this Agreement, Company hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Company) to use, license or sublicense any intellectual property Collateral after an Event of Default.

        8. COSTS AND EXPENSES. Company agrees to pay on demand all reasonable costs and expenses of Secured Party, and the reasonable fees and disbursements of counsel, in connection with the enforcement of any rights or interests under this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral. Any amounts payable to Secured Party under this Section 8 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Notes.

        9. GENERAL. The waiver by Secured Party of any breach of any provision of this Security Agreement or warranty or representation herein set forth will not be construed as a waiver of any subsequent breach. The failure to exercise any right hereunder by Secured Party will not operate as a waiver of such right. All rights and remedies herein provided are cumulative. Company may not assign its rights or delegate its duties hereunder without Secured Party's written consent. This Security Agreement may not be altered or amended except by a writing signed by all the parties hereto. This Security Agreement shall be governed by, and construed in accordance with, the law of the State of Utah, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than Utah. Any provision hereof found to be invalid will not invalidate the remainder. All words used herein will be construed to be of such gender and number as the circumstances require. This Security Agreement binds Company, Company, its successors and assigns, and inures to the benefit of Secured Party and their successors and assigns. This Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

        10. NOTICES. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto.

All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (i) delivered by hand; (ii) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States); (iii) sent by facsimile transmission; or (iv) sent by email.

        IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

                      COMPANY: MTI TECHNOLOGIES CORPORATION, a Delaware corporation


                                        By:_______________________________
                                        Name:_____________________________
                                        Its:______________________________



              SECURED PARTY:            THE CANOPY GROUP, INC.
                                        a Utah corporation


                                        By:_______________________________
                                        Name:_____________________________
                                        Its:______________________________